Exhibit 99.2

NAKAMOTO HOLDINGS, INC.

BALANCE SHEET

(UNAUDITED)

June 30, 2025
ASSETS
Current assets:
Cash	$390,760
Total assets	$390,760

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$5,035,091
Loan payable	500,000
Total liabilities	5,535,091

Stockholders’ deficit:
Common Stock, ($0.01 par value per share; authorized – 1,000,000 shares)
Class A Common Stock ($0.01 par value per share; 800,000 shares authorized, 50,000 shares issued and outstanding)	500
Class B Common Stock ($0.01 par value per share; 200,000 shares authorized, 50,000 shares issued and outstanding)	500
Additional paid-in capital	9,000
Accumulated deficit	(5,154,331)
Total stockholders’ deficit	(5,144,331)
Total liabilities and stockholders’ deficit	$390,760

The accompanying notes are an integral part of these unaudited financial statements.

NAKAMOTO HOLDINGS, INC.

STATEMENT OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended	For the Period from March 6, 2025 (Inception) to
	June 30, 2025	June 30, 2025

Operating expenses:
General and administrative expenses	$4,306,949	5,153,024
Total operating expenses	4,306,949	5,153,024

Loss from operations	(4,306,949)	(5,153,024)

Other expense:
Interest expense	1,307	1,307
Total other expense	1,307	1,307

Net loss	$(4,308,256)	$(5,154,331)

Net loss per common share - basic and diluted	$(43.08)	$(51.54)
Weighted average shares outstanding - basic and diluted	100,000	100,000

The accompanying notes are an integral part of these unaudited financial statements.

NAKAMOTO HOLDINGS, INC.

STATEMENT OF STOCKHOLDERS’ DEFICIT

FOR THE PERIOD FROM MARCH 6, 2025 (INCEPTION) TO JUNE 30, 2025

(UNAUDITED)

	Class A Common Stock		Class B Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance at March 6, 2025 (Inception)	-	$-	-	$-	$-	$-	$-

Issuance of common stock	50,000	500	50,000	500	9,000	-	10,000
Net loss	-	-	-	-	-	(846,075)	(846,075)
Balance as of March 30, 2025	50,000	$500	50,000	$500	$9,000	$(846,075)	$(836,075)

Net loss	-	-	-	-	-	(4,308,256)	(4,308,256)
Balance as of June 30, 2025	50,000	$500	50,000	$500	$9,000	$(5,154,331)	$(5,144,331)

The accompanying notes are an integral part of these unaudited financial statements.

NAKAMOTO HOLDINGS, INC.

STATEMENT OF CASH FLOWS

(UNAUDITED)

For the Period from March 6, 2025 (Inception) to June 30, 2025

Cash flows from operating activities:
Net loss	$(5,154,331)
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	5,035,091
Net cash used in operating activities	(119,240)

Cash flows from financing activities:
Proceeds from loan payable	500,000
Proceeds from stock subscriptions	10,000
Net cash provided by financing activities	510,000

Net change in cash	390,760

Cash - beginning of period	-

Cash - end of period	$390,760

The accompanying notes are an integral part of these unaudited - financial statements.

NAKAMOTO HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

For the Period from March 6, 2025 (Inception) to June 30, 2025

(UNAUDITED)

NOTE 1. ORGANIZATION AND NATURE OF OPERATIONS

Nakamoto Holdings, Inc. (the “Company”) was incorporated in the state of Delaware under General Corporation Law on March 6, 2025. The Company was incorporated for the purpose of bitcoin treasury management.

As of June 30, 2025, the Company had not commenced any operations.

Plan of Merger

On May 12, 2025, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Kindly MD, Inc., a Utah corporation (“Kindly”), Kindly Holdco Corp, a Delaware corporation and a direct, and wholly-owned subsidiary of Kindly (“Merger Sub”), and Wade Rivers, LLC, a Wyoming limited liability company.

Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving entity and a wholly-owned subsidiary of Kindly. As a result, the holders of the Company’s Class A and Class B common stock (other than shares held in treasury or by dissenting stockholders) will receive an aggregate 22.3 million shares of Kindly common stock based on a price per share of $1.12 Shares of Merger Sub common stock will be converted into shares of common stock of the Company.

In connection with the Closing of the Merger, the Company will enter into an Assignment and Assumption Agreement, pursuant to which the Company will assign to Kindly all of its rights and delegate all of its obligations under the Marketing Services Agreement, see Note 6, Commitments and Contingencies. Kindly will accept the assignment and agree to assume and perform all obligations of the Company under the Marketing Services Agreement from and after the effective date of the Assignment and Assumption Agreement.

The Assignment and Assumption Agreement provides that the per share price for any equity consideration to be issued under the Marketing Services Agreement will be equal to the price per share of Kindly Common Stock issued in the PIPE Financing (the “PIPE Price Per Share”). The aggregate consideration to be received by the stockholders of BTC upon exercise of any call or put rights under the Marketing Services Agreement (i) will not exceed 600 million shares of Kindly Common Stock and (ii) will be calculated based on an industry standard multiple, not to be less than 10, of the earnings before interest, taxes, depreciations, and amortization (“EBITDA”) of BTC and its subsidiaries, with such EBITDA to equal or exceed $4,500,000, divided by the PIPE Price Per Share, as determined by a mutually agreed upon investment bank.

On August 14, 2025, the Company completed the Merger pursuant to which:

●	Each share of common stock of Merger Sub issued and outstanding immediately prior to the Merger was converted into and became one fully paid and nonassessable share of common stock of the Company;

●	All shares of Class A common stock and Class B common stock of the Company held in treasury immediately prior to the Merger were cancelled and ceased to exist;

●	Each share of Class A common stock (other than shares cancelled in accordance with the preceding clause (ii) and any Dissenting Shares) issued and outstanding immediately prior to the Merger were automatically converted into the right to receive from Kindly the number of validly issued, fully paid and nonassessable shares of Kindly’s Common Stock equal to the Class A Exchange Ratio.

●	Each share of Class B common stock (other than shares cancelled in accordance with the preceding clause (ii) and any Dissenting Shares) issued and outstanding immediately prior to the Merger were automatically converted into the right to receive from Kindly the number of validly issued, fully paid and nonassessable shares of Kindly’s Common Stock equal to the Class B Exchange Ratio.

The holders of the Company’s Class A and Class B common stock (other than shares held in treasury and the Dissenting Shares) accordingly received an aggregate of 22.3 million shares of Kindly Common Stock.

NOTE 2. LIQUIDITY AND GOING CONCERN

The unaudited financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”), which contemplates continuation of the Company as a going concern. The Company is subject to a number of risks similar to those of earlier stage commercial companies, including dependence on key individuals and products, the difficulties inherent in the development of a commercial market, the potential need to obtain additional capital, competition from other bitcoin treasury management companies. The Company has a limited operating history and the sales and income potential of its business and market are unproven.

The Company had net loss of $5,154,331 and negative cash flow used in operations of $119,240 for the from March 6, 2025 (Inception) to June 30, 2025. These factors raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance of these unaudited financial statements.

Management believes that the existing cash as of June 30, 2025, will not be sufficient to fund operations for at least the next twelve months following the issuance of these unaudited condensed consolidated financial statements. In order to have sufficient cash to fund the Company’s operations in the future, the Company will need to raise additional equity or debt capital and cannot provide any assurance that the Company will be successful in doing so. If the Company is unable to raise sufficient capital to fund the Company’s operations, the Company may need to sell some or all of its assets or merge with another entity. As a result of these factors, management has concluded that there is substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the date of these financial statements. The Company’s unaudited financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying unaudited financial statements have been prepared in accordance with GAAP as determined by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”). The unaudited financial statements include the accounts of the Company. The unaudited financial statements reflect all adjustments consisting of normal recurring accruals, which are, in the opinion of management, necessary for a fair presentation of such statements. The results of operations for the period from March 6, 2025 (Inception) to June 30, 2025, are not necessarily indicative of the results that may be expected for the entire year.

Use of Estimates

The preparation of the unaudited financial statements in conformity with GAAP requires management to make estimates, judgments, and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited financial statements and the reported amount of expenses during the reporting period. On an ongoing basis, management evaluates these estimates and judgments. Actual results could differ from those estimates.

Key estimates relate primarily to determining the valuation allowances with respect to deferred tax assets. On an ongoing basis, management evaluates its estimates compared to historical experience and trends, which form the basis for making estimates and judgments about the carrying value of assets and liabilities.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity date of 90 days or less to be cash equivalents. Cash equivalents primarily consist of institutional money market funds, U.S. Treasury securities, certificates of deposit, and commercial paper and are carried at cost, which approximates fair value. As of June 30, 2025, the Company had cash in excess of FDIC limits of $140,670.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the unaudited condensed consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carry forwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company utilizes ASC 740, Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the unaudited condensed consolidated financial statements or tax returns. The Company accounts for income taxes using the asset and liability method to compute the differences between the tax basis of assets and liabilities and the related financial amounts, using currently enacted tax rates. A valuation allowance is recorded when it is “more likely than not” that a deferred tax asset will not be realized. At June 30, 2025, the Company’s net deferred tax asset has been fully reserved.

For uncertain tax positions that meet a “more likely than not” threshold, the Company recognizes the benefit of uncertain tax positions in the unaudited condensed consolidated financial statements. The Company’s practice is to recognize interest and penalties, if any, related to uncertain tax positions in income tax expense in the unaudited condensed consolidated statements of operations when a determination is made that such expense is likely.

Net Loss Per Common Share

Net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. Diluted net loss per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the net loss of the Company.

The Company did not have any potentially dilutive instruments as of June 30, 2025.

Recent Accounting Pronouncements

Management has considered all recent accounting pronouncements issued and their potential effect on the financial statements. The Company’s management believes that these recent pronouncements will not have a material effect on the Company’s financial statements.

NOTE 4. LOAN PAYABLE

On June 6, 2025, the Company entered into a non-interest bearing loan agreement (the “Loan Agreement”) with BTC, Inc, pursuant to which the Company can draw up to $500,000 in principal. The Loan Agreement matures on the fifth business day following the receipt of funds received related to the PIPE Financing associated with the Plan of Merger, see Note 1, Organization and Nature or Operations. As of June 30, 2025, the balance of the Loan Agreement is $500,000.

NOTE 5. STOCKHOLDERS’ EQUITY

Common Stock

Class A Common Stock

The Company is authorized to issue 800,000 shares designated as Class A Common Stock with a par value of $0.01 per share. Holders are entitled to one vote for each share of Class A Common Stock. As of June 30, 2025, there were 50,000 shares of Class A Common Stock issued and outstanding.

Class B Common Stock

The Company is authorized to issue 200,000 shares designated as Class B Common Stock with a par value of $0.01 per share. Holders are entitled to 100 votes for each share of Class B Common Stock. As of June 30, 2025, there were 50,000 shares of Class B Common Stock issued and outstanding.

Except as otherwise required by applicable law or in the By-Laws, the holders of shares of Class A Common Stock and Class B Common Stock shall (a) at all times vote together as a single class on all matters (including the election of directors) submitted to a vote or for the consent of the stockholders of the Company, (b) be entitled to notice of any stockholders’ meeting in accordance with the By-Laws of the Company and (c) be entitled to vote upon such matters and in such manner as may be provided by applicable law. Except as otherwise provided or required by applicable law or in the By-Laws, (i) each holder of Class A Common Stock shall have the right to one vote per share of Class A Common Stock held of record by such holder and (ii) each holder of Class B Common Stock shall have the right to 100 votes per share of Class B Common Stock held of record by such holder.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Support Agreement

On May 12, 2025, the Company, Kindly, and certain stockholders of Kindly entered into a Support Agreement (the “Support Agreement”) in connection with the Merger, pursuant to the Merger Agreement, see Note 1, Organization and Nature of Operations. Under the Support Agreement, each signing stockholder has agreed, among other things, to:

●	Vote all shares of Kindly common stock beneficially owned by such stockholder in favor of the adoption of the Merger Agreements and approval of the transactions contemplated thereby, and against any alternative acquisition proposals;

●	Not transfer, sell, pledge, or otherwise dispose of any shares of Kindly common stock during the period from the execution of the Support Agreement until the earlier of the consummation of the Merger or the termination of the Merger Agreement, subject to certain limited exceptions;

●	Grant an irrevocable proxy to the Company to vote such shares in accordance with the Support Agreement if the stockholder fails to do so;

●	Not enter into any other voting arrangements or grant any proxy or power of attorney with respect to such shares that would be inconsistent with the Support Agreement; and

●	Permit the Company and Kindly to disclose the stockholder’s identity, ownership, and commitments under the Support Agreement in public filings and other disclosures as necessary in connection with the Merger.

The Support Agreement will terminate upon the earlier of (1) the valid termination of the Merger Agreement, (2) the effective time of the Merger, or (3) the date a Public Company Board Recommendation Change or a Merger Partner Board Recommendation Change is made.

Marketing Services Agreement

On May 12, 2025, the Company entered into a Marketing Services Agreement with BTC Inc. (“BTC”) under which BTC will deliver services aimed at increasing visibility, credibility, and market positioning for the Company.

In accordance with the Marketing Services Agreement, the Company is granted the right and option, but not the obligation, to purchase from the stockholders of BTC all, but not less than all, of the issued and outstanding shares of capital stock of BTC (the “Call Right”). The Call Right is exercisable for the thirty-six (36) month period commencing on the date of a Qualifying Event, defined as the earlier of the closing of an IPO or consummation of a merger agreement pursuant to which the Company becomes a subsidiary of a publicly traded company. Simultaneously, BTC is granted the right and option, but not the obligation, to sell and transfer to the Company all, but not less than all, of the issued and outstanding shared of capital stock of BTC (the “Put Right”) for a period of thirty-six (36) months commencing on the date of a Qualifying Event.

Litigation

The Company is subject to various legal proceedings and claims, either asserted or unasserted, which arise in the ordinary course of business, that it believes are incidental to the operation of its business. While the outcome of these claims cannot be predicted with certainty, other than the matters noted above, management does not believe that the outcome of any of these legal matters will have a material adverse effect on its results of operations, financial positions, or cash flows.

NOTE 7. INCOME TAXES

There is no provision for income tax expense (benefit) in the period from March 6, 2025 (Inception) to June 30, 2025.

The difference between the federal tax expense (benefit) at the U.S. statutory rate and the Company’s effective income tax rate is as follows:

For the Period from March 6, 2025 (Inception) to June 30, 2025
Federal tax benefit	$(1,082,405)
State tax benefit	(448,427)
Change in deferred tax asset valuation allowance	1,530,832
Total	$-

The tax effects of temporary differences that give rise to a deferred tax asset consist of the following:

For the Period from March 6, 2025 (Inception) to June 30, 2025
Deferred income tax asset:
Transaction Costs	$1,530,832
Less: valuation allowance	(1,530,832)
Total	$-

NOTE 8. SUBSEQUENT EVENTS

Management has evaluated subsequent events through August 19, 2025, the date the financial statements were available to be issued. No events, other than what has been previously disclosed in these financial statements, specifically the Merger as disclosed in Note 1, Organization and Nature of Operations, have occurred that would require recognition or disclosure in the financial statements.